Exhibit 32.1

Certification of Chief Executive Officer

In connection with the Quarterly Report of Altra Industrial Motion, Inc. (the “Company”) on Form 10-Q for the period ended September 29, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael L. Hurt, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being furnished solely for purposes of Section 906.

Date: November 13, 2007	By:	/s/ Michael L. Hurt
	Name:	Michael L. Hurt
	Title:	Chairman and Chief Executive Officer